Exhibit 99.1

JETCAST, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS/PERIOD ENDED:

JUNE 30, 2010
DECEMBER 31, 2009
DECEMBER 31, 2008
DECEMBER 31, 2007

JETCAST, INC.

AUDITED FINANCIAL STATEMENTS

FOUNTAIN-FERRARA & MURPHY & CO. CPAs
10080 GORENFLO ROAD P. O. BOX 7461

D’Iberville, Mississippi 39540

Phone	FAX
228-392-3323	228-392-2373

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:     The Board of Directors
           Stockholders of Jetcast, Inc.

We have audited the accompanying balance sheets of Jetcast, Inc. as of December 31, 2007, December 31, 2008, December 31, 2009 and June 30, 2010 and the related statements of income, stockholder’s equity, and comprehensive income and cash flows for each of the years in the three year period ended December 31, 2009 and the six months ended June 30, 2010.  Jetcast, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jetcast, Inc. as of December 31, 2007, December 31, 2008, December 31, 2009 and June 30, 2010 and the results of its operation and its cash flows for each of the years in the three year period ended December 31, 2009 and for the six months ended June 30, 2010 in conformity with accounting principles generally accepted in the United State of America.

William G. Murphy, D’Iberville, MS
Certified Public Accountant
Fountain-Ferrara Murphy & Co. CPAs

/s/ Fountain-Ferrara Murphy & Co. CPAs	11-09-2010
Firm’s Signature	Report Date

JETCAST, INC.
BALANCE SHEETS (AUDITED)

	June 30, 2010	As of December31, 2009	As of December31, 2008	As of December 31, 2007
ASSETS
Current Assets:
Cash	45,462	87,051	16,700	44
Accounts Receivable, Net	95,701	77,535	9,403	191
Total Current Assets	141,163	164,586	26,103	235

Property, Plant & Equipment, Net	6,513	7,465	4,830	6,210

Other Non Current Assets:
Intangible Assets, Goodwill	48,500	48,500	48,500	48,500
Intangible Assets, Other - Net	1,500	1,500	1,500	1,500
Income Tax Asset	19,397	7,821	16,142	8,016
Total Other Non Current Assets	69,397	57,821	66,142	58,016

Total Assets	217,073	229,872	97,075	64,461

LIABILITIES & SHAREHOLDER’S EQUITY

Current Liabilities:
Accounts Payable & Accrued Expenses:
Total Current Liabilities	165,556	120,522	36,557	8,712

Loans From Shareholders	29,475	21,149	42,364	37,957
Deferred Income Taxes	6.387	6.387	2.941	813

Total Liabilities	201,418	148,058	81,862	47,482

SHAREHOLDER’S EQUITY	691	700	503	489
Common Stock 10,000,000 Share Authorized, $.0001 par value, 6,909,215, 7,000,636, 5,030,000 & 4,890,800 shares issued & outstanding at June 30, 2010, December 31, 2009, December 31, 2007 respectively
Treasury Stock	(20,123)	(4,892)
Additional Paid in Capital	91,017	91,017	71,217	57,311
Other Comprehensive Income	(50,919)	51,496	(15,686)	(40,821)
Retained Earnings	(5,011)	(56,507)	(40,821)

Total Shareholder’s Equity	15,655	81,814	15,213	16,979
Total Liabilities & Shareholder’s Equity	217,073	229,872	97,075	64 461

See Accompanying Notes To Financial Statements

JETCAST. INC.
STATEMENTS OF OPERATIONS (AUDITED)

	Six Months Ended June 30, 2010	Twelve Months Ended December31, 2009	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007

Revenue	223,088	624,648	118,970	11,510
Cost of Sales	64,007	207,152	71,337	1,490
Gross Profit	159,081	417,496	47,633	10,020
Operations Expense
Sales & Marketing	6,118	1,399	1,618	10,523
General & Administrative	214,506	351,774	66,320	46,831
Depreciation	952	1,060	1,380	690
Total Operating Expenses	221,576	354,233	69,318	58,044
Income (loss) From Operations	(62,495)	63,263	(21,685)	(48,024)
Income Tax Provision	11,576	(11,767)	5,998	7,203
Net Income (loss)	(50,919)	51,496	(15,687)	(40,821)

See Accompanying Notes To Financial Statements

JETCAST, INC.
STATEMENTS OF SHAREHOLDER’S EQUITY (AUDITED)

	SHARES	TOTAL	ADDITIONAL PAID IN CAPITAL	TREASURY STOCK PURCHASE	NET INCOME (loss)	TOTAL SHAREHOLDER EQUITY
Balance January 1, 2007
Common Shares Issued to Founders	4,890,800	489	57,211			57,700
Capital contribution by Shareholders/Founders			100			100
Net (loss) for the year					(40,821)	(40,821)
Balance December 31, 2007	4,890,800	489	57,311		(40,821)	16,979
Common Shares issued to Founders	139,200	14	13,906			13,920
Net (loss) for the year					(15,686)	(15,686)
Balance December 31, 2008	5,030,000	503	71,217		(56,507)	15,213
Common Shares Issued to Founders	2,000,000	200	19,800			20,000
Treasury Stock Purchased	(29,364)	(3)		(4,892)		(4,895)
Net Income for the year					51,496	51,496
Balance December 31, 2009	7,000,636	700	91,017	(4,892)	(5,011)	81,814
Treasury Stock Purchased	(91,421)	(9)		(15,231)		(15,240)
Not (loss for the year)					(50,919)	(50,919)
Balance June 30, 2010	6,909,215	691	91,017	(20,123)	(55,930)	15,655

See Accompanying Notes To Financial Statements

JETCAST, INC.
STATEMENTS OF CASH FLOWS (AUDITED)

	Six months ended June 30, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Cash Flows From Operating Activities
Net Income (Loss)	(50,919)	51,496	(15,687)	(40,821)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	952	1,060	1,380	690
Changes in assets & liabilities
Accounts Receivable	(18,166)	(68,133)	(9,213)	(190)
Accounts Payable &Accrued Expenses	45,035	83,965	27,845	8,712
Income Tax Asset - Net of Deferred Taxes Payable	(11,576)	11,767	(5,998)	(7,203)
Net cash provided by (used in) operating activities	(34,674)	80,155	(1,673)	(38,812)
Cash Flows From Investing Activities
Purchase of Property & Equipment		(3,695)		(6,900)
Investment in Goodwill & Intellectual Property				(50,000)
Net Cash Provided By Investing Activities		(3,695)		(56,900)
Financing Activities
Sale of Common Stock		19,707	13,920	57,800
Loans (to) From Company Founders	8,326	(21,214)	4,408	37,956
Purchase Of Treasury Stock	(15,240)	(4,602)
Net Cash Provided by Financing Activities
	(6,914)	(6,109)	18,328	95,756
Net Cash Increase (Decrease) for Period	(41,588)	70,351	16,655	44
Cash, Beginning of Period	87,050	16,699	44	-

Cash, End of Period	45,462	87,050	16,699	44

JETCAST, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 1 - Organization & Significant Accounting Policies

Organization

History of Our Corporate Structure

The company was incorporated in Nevada in April of 2007.  10,000,000 shares of Common Stock with a par value of $.0001 were authorized.  The company issued 4,490,800 shares in 2007, for $57,700.00, 139,200 shares in 2008 for $13,920.00 and 2,000,000 shares in 2009 for $20,000.00.

In 2009, the company re-purchased 29,364 shares for $.1667 per share or $4,895.00.  In the first 6 months of 2010, the company re-purchased 91,421 shares for $15,240.00.

Business

Jetcast, Inc. has two main income streams from their business which utilizes internet broadcasting on linear TV and radio broadcasts which are delivered via internet protocol.  For broadcasters, Jetcast, Inc. offers Jetcast internet broadcast solution which can increase broadcaster’s revenues using Jetcast ReplaceAds ad sales solution.  Jetcast can also dramatically increase advertiser’s return on their brand advertising investment with their ReplaceAds ad buying solution.  Jetcast, Inc. ReplaceAds mobile and internet radio ad network reached more than 31.5 million unique users in July 2010 as reported by comScore.

Accumulated Other Comprehensive Income

We follow ASC 200, “Comprehensive Income.”  This statement establishes standards for reporting comprehensive income and its components in financial statements.  Comprehensive income, as defined, includes all changes in equity (net assets) during a period from transactions and other events and circumstances from non-owner sources.  Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.  For the years presented in these financial statements, net income and comprehensive income are the same.

Property & Equipment

Property & equipment is stated at cost less accumulated depreciation.  Property & equipment is depreciated on a straight-line basis over its expected useful life.  The depreciation methods and estimated remaining useful lives are reviewed at least annually.  The expected useful lives are as follows:

                                 Equipment                5 years

Goodwill & Intellectual Property

Goodwill & Intellectual properties were contributed as part of the company’s initial capitalization and are capitalized at their fair market value at that date.  Goodwill and Intellectual properties are measured for impairment each year and will be charged off as impairment is recognized.  Goodwill & Intellectual properties consist of business processes and software which are utilized in Jetcast Inc’s. internet broadcasting utilizing linear TV and radio broadcasting.

Revenue Recognition

Revenue is recognized net of indirect taxes, rebates and trade discounts and consists primarily of the sale of services rendered.

Revenue is recognized when the following criteria are met:

•	Evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered and the significant risks & rewards of ownership have been transferred to the purchaser;
•	Transaction costs can be reliably measured; and
•	The selling price is fixed or determinable and collectability is reasonably assured.

Fair Value of Financial Instruments

We measure our financial assets & liabilities in accordance with the requirements of FASB ASC 825 “Financial Instruments.”  The carrying values of accounts receivable, accounts payable, bank financing, accrued expenses and other liabilities approximate fair value due to the short-term maturities of these instruments.

Cash & Cash Equivalents

We define cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Impairment of Long-Lived Assets

We apply the provisions of ASC Topic 360, “Property, Plant & Equipment,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  We evaluate the recoverability of its long-lived assets if circumstances indicate impairment may have occurred.  This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets.  ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present & the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.  Based on its review, the Company believes that as of June 30, 2010, December 31, 2009, December 31, 2008 and December 31, 2007, there was no impairment of its long-lived assets.

Income Taxes

We account for income taxes in accordance with ASC Topic 740, “Income Taxes.”  Under ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce to deferred tax assets to the amount expected to be realized.  The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The evaluation of a tax position is a two-step process.  The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position.  The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements.  A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.  Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met.  Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.  Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.

No significant penalties or interest relating to income taxes have been incurred as of June 30, 2010, December 31, 2009, December 31, 2008 and December 31, 2007.

Earnings Per Share

Earnings per share are calculated in accordance with the ASC Topic 260, “Earnings Per Share.”  Basic earnings per share are calculated dividing income available to common stockholders by the weighted average number of common shares outstanding.  Diluted earnings per share are based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised.  Dilution is computed by applying the treasury-stock method.  Under this method, funds obtained thereby were used to purchase common stock at the average market price during the period June 30, 2010, December 31, 2009, December 31, 2008 and December 31, 2007.

June 30, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007
($.0073)	$.0083	$(.0113)	$(.0084)

Recent Accounting Pronouncements

In January 2009, the FASB issued an accounting standard which amended the impairment model by removing its exclusive reliance on “market participant” estimates of future cash flows used in determining fair value.  Changing the cash flows used to analyze other-than-temporary impairment from the “market participant” view to a holder’s estimate of whether there has been a “probable” adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether other-than-temporary impairment has occurred.  The adoption of this accounting standard did not have a material impact on the Company’s financial statements.

In April 2009, the FASB issued authoritative guidance related to the determination of fair value when the volume and level of activity for an asset or liability has significantly decreased, the identification of transactions that are not orderly, the recognition and presentation of other-than-temporary impairments, and the disclosure of the fair value of financial instruments on an interim basis.  The adoption of the guidance did not have a material impact on the Company’s financial statements.

In April 2009, the FASB issued an accounting standard to make the other-than-temporary impairments guidance more operational and to improve the presentation of other-than-temporary impairments in the financial statements.  This standard will replace the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security, and it is more likely than not it will not have to sell the security before recovery of its cost basis.  This standard provides increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold and also requires increased and more frequent disclosures regarding expected cash flow, credit losses and an aging of securities with unrealized losses.  Although this standard does not result in a change in the carrying amount of debt securities, it does require that the portion of an other-than-temporary impairment not related to a credit loss for a held-to-maturity security be recognized in a new category of other comprehensive income and be amortized over the remaining life of the debt security as an increase in the carrying value of the security.  The adoption of this standard did not have a material impact on the Company’s financial statements.

In April 2009, the FASB issued an accounting standard that requires disclosures about fair value of financial instruments not measured on the balance sheet at fair value in interim financials statements as well as in annual financial statements.  Prior to this accounting standard, fair values for these assets and liabilities were only disclosed annually.  This standard applies to all financial instruments within its scope and requires all entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments.  This standard does not require disclosures for earlier periods presented for comparative purposes at initial adoption, but in periods after the initial adoption, this standard requires comparative disclosures only for periods ending after initial adoption.  The adoption of this standard did not have a material impact on the disclosures related to its financial statements.

In May 2009, the FASB an accounting standard which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  The standard also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected.  The standard is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this Standard during the second quarter of 2009.  The standard requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In June 2009, the FASB issued an accounting standard amending the accounting and disclosure requirements for transfers of financial assets.  This accounting standard requires greater transparency and additional disclosures for transfers of financial assets and the entity’s continuing involvement with them and changes the requirements for derecognizing financial assets.  In addition, it eliminates the concept of a qualifying special-purpose entity (“QSPE”).  This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2009.  The adoption of this standard did not have a material impact on the disclosures related to its financial statements.

In June 2009, the FASB also issued an accounting standard amending the accounting and disclosure requirements for the consolidation of variable interest entities (“VIEs”).  The elimination of the concept of a QSPE, as discussed above, removes the exception from applying the consolidation guidance within this accounting standard.  Further, this accounting standard requires a company to perform a qualitative analysis when determining whether or not it must consolidate a VIE.  It also requires a company to continuously reassess whether it must consolidate a VIE.  Additionally, it requires enhanced disclosures about a company’s involvement with VIEs and any significant change in risk exposure due to that involvement, as well as how its involvement with VIEs impacts the company’s financial statements.  Finally, a company will be required to disclose significant judgments and assumptions used to determine whether or not to consolidate a VIE.  This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2009.  The adoption of this standard did not have a material impact on the disclosures related to its financial statements.

On July 1, 2009, the Company adopted Accounting Standards Update (“ASU”) No.  2009-01, “Topic 105- Generally Accepted Accounting Principles — amendments based on Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification (“Codification”) and for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the financial statements.

In August 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding measuring liabilities at fair value.  This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available; under those circumstances, a reporting entity is required to measure fair value using one or more of valuation techniques, as defined.  This ASU is effective for the first reporting period, including interim periods, beginning after the issuance of this ASU.  The adoption of this ASU did not have a material impact on the company’s financial statements.

In October 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital.  Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009 and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal.  The adoption of this ASU did not have a material impact.

On December 15, 2009, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements”.  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10.  The FASB’s objective is to improve these disclosures and thus, increase the transparency in financial reporting.  The adoption of this ASU will not have a material impact on the Company’s financial statements.

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets.  This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140.  The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transfer has not surrendered control over the transferred financial assets.  In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets.  Comparability and consistency on accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting.  The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In December 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for the Issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R).  The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity.  An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity.  The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements.  This ASU is effective for fiscal years beginning on or after November 15, 2009 and interim periods within those fiscal years.  The company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-01-Accounting for Distributions to Shareholders with Components of Stock and Cash.  The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share).  The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009 and should be applied on a retrospective basis.  The adoption of this ASU did not have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-02 — Accounting and Reporting for Decreases in Ownership of a Subsidiary — a Scope Clarification.  The amendments in the Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity.  The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160.  “Non-controlling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51.”  If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009.  The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160.  The adoption of this ASU did not have a material impact on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-06 — Improving Disclosures about Fair Value Measurements.  This update provides amendments to Subtopic 820-10 that requires new disclosure as follows:  1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2) Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlement (that is, on a gross basis rather than as one net number).  This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows:  1) Level of disaggregation.  A repotting entity should provide fair value measurement disclosures for each class of assets and liabilities.  A class is often a subset of assets or liabilities within a line item in the statement of financial position.  A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.  2) Disclosures about-inputs and valuation techniques.  A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.  Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements.  The disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years.  The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on financial statements.

NOTE 2 - ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	June 30, 2010	Dec 31, 2009	Dec 31, 2008	Dec 3, 2007
Accounts receivable -trade	$95,701	$77,535	$9,403	$191

The balance of allowance for doubtful accounts is determined based on the age of past due accounts and an assessment of the customer’s ability to pay.

NOTE 3 - PROPERTY & EQUIPMENT

Property & Equipment, net consisted of the following:

	June 30, 2010	Dec 31, 2009	Dec 31, 2008	Dec 3, 2007
Computer & Network Equipment	$10,595	$10,595	$6,900	$6,900
Accumulated Depreciation	$4,082	$3,130	$2,070	$690
Property & Equipment Net	$6,513	$7,465	$4,830	$6,210

NOTE 4 - GOODWILL & INTELLECTUAL PROPERTIES

Goodwill represents the excess of the purchase price of businesses over the fair value of the identifiable net assets acquired.  In accordance with ASC 350-20 “Intangibles — Goodwill & Other” goodwill and other indefinite life intangible assets are no longer amortized, but instead tested for impairment at least annually.  The impairment test for goodwill uses a two-step approach, which is performed at the reporting unit level.  Step one compares the fair value of the reporting unit (calculated using a discounted cash flow method) to its carrying value.  If the carrying value exceeds the fair value, there is a potential impairment and step two must be performed.  Step two compares the carrying value of the reporting unit’s goodwill to its implied fair value (i.e., fair value of the reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets).  If the carrying value of goodwill exceeds its implied fair value, the excess is required to be recorded as an impairment charge.

The net carrying value of goodwill was $48,500.00 for all reporting periods.  The carrying value of intellectual properties, also having an indefinite life was $1,500.00 for all reporting periods.  We perform the goodwill impairment test annually in the fourth quarter.  No impairment was noted on the goodwill and indefinite life intangible assets at June 30, 2010, December 31, 2009, December 31, 2008 and December 31, 2007.

NOTE 5 — ACCOUNTS PAYABLE & ACCRUED EXPENSES

Accounts payable and accrued expenses were comprised of the following:

	June 30, 2010	Dec 31, 2009	Dec 31, 2008	Dec 3, 2007
Accounts payable, trade	$158,187	$118,674	$36,557	$8,712
Accrued expenses	$7,369	$1,848	0	0
Total	$165,556	$120,522	$36,557	$8,712

NOTE 6 — COMMON STOCK

On April 17, 2007 by the company founders, 4,868,800 shares were purchased.

On July 17, 2007 by the company founders, 22,000 shares were purchased.

On March 17, 2008 by the company founders, 109,200 shares were purchased.

On April 12, 2008 by the company founders, 30,000 shares were purchased.

On June 11, 2009 by the company founders, 2,000,000 shares were purchased.

During the fourth quarter of 2009, 29,364 of shares were re-purchased by the company from the founders as treasury stock.

During the first half of 2010, 91,421 were re-purchased by the company from the founders as treasury stock.

NOTE 7 — GOVERNMENT REGULATION

Our operations are subject to a number of regulations.  Our products and services are subject to regulation by regulatory agencies in the countries where it operates.

We are subject to federal and state laws and government regulations concerning employee safety and health and environmental matters.  The Department of Labor, Occupational Safety and Health Administration, the United Sates Environmental Protection Agency, and other federal and state agencies have the authority to establish regulations that may have an impact on its operations.

NOTE 8 — SEGMENT INFORMATION

	June 30, 2010	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2007
Jetcast	33,282	81,363	89,867	11,510
ReplaceAds	189,806	543,285	29,103	0
	223,088	624,648	118,970	11,510

NOTE 9 — SUBSEQUENT EVENTS

On September 29, 2010, Jetcast, Inc. merged with Lenco Mobile, Inc. Jetcast, Inc. shareholders received 4,008,461 shares of Lenco Mobile, Inc. common stock for the 7,068,550 shares of outstanding Jetcast, Inc. stock at the time of the merger.  They also received $500,000.00 in cash.